                                                                     EXHIBIT 4.4

                          CAPITAL SECURITY CERTIFICATE

                               [FACE OF SECURITY]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE SPONSOR OR THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SPONSOR'S AND THE TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE SPONSOR OR THE TRUST. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY

INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY, USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $500,000.00 (500 SECURITIES) AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $500,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

         THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          Certificate Number 1          Number of Capital Securities 10,000

                                November 19, 2002

             Certificate Evidencing Floating Rate Capital Securities

                                       of

                   Texas Capital Bancshares Statutory Trust I

               (liquidation amount $1,000.00 per Capital Security)

           Texas Capital Bancshares Statutory Trust I, a statutory trust created under the laws of the State of Connecticut (the "Trust"), hereby certifies that STI Investment Management, Inc.

  (the "Holder") is the registered owner of securities of the Trust representing undivided beneficial interests in the assets of the Trust, (liquidation amount $1,000.00 per capital security) (the "Capital Securities"). Subject to the Declaration (as defined below), the Capital Securities are transferable on the books and records of the Trust in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued pursuant to, and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November 19, 2002, among Joseph M. Grant, Raleigh Hortenstine III and Gregory B. Hultgren as Administrators, State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, Texas Capital Bancshares, Inc., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Capital Securities as set forth in Annex I to such amended and restated declaration as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business.

        Upon receipt of this Security, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

        By acceptance of this Security, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of beneficial ownership in the Debentures.

        This Capital Security is governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, the Trust has duly executed this certificate.

                                            TEXAS CAPITAL BANCSHARES
                                            STATUTORY TRUST I



                                            By:     /s/ RALEIGH HORTENSTINE III
                                                --------------------------------
                                                 Name:  Raleigh Hortenstine III
                                                 Title: Administrator

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Capital Securities referred to in the within mentioned Declaration.


                                          STATE STREET BANK AND TRUST COMPANY
                                          OF CONNECTICUT, NATIONAL ASSOCIATION,
                                          as the Institutional Trustee


                                          By:    /s/ EARL W. DENNISON, JR.
                                             -----------------------------------
                                                     Authorized Officer

                              [REVERSE OF SECURITY]

        Distributions payable on each Capital Security will be payable at an annual rate equal to 4.77% beginning on (and including) the date of original issuance and ending on (but excluding) December 31, 2002 and at an annual rate for each successive period beginning on (and including) December 31, 2002, and each succeeding Distribution Payment Date, and ending on (but excluding) the next succeeding Distribution Payment Date (each a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.35% (the "Coupon Rate"), applied to the stated liquidation amount of $1,000.00 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee.

        In the event that the 3-Month LIBOR is indeterminable by the methods described below, the Coupon Rate shall equal the 3-Month LIBOR in effect on the most recent Determination Date (whether or not 3-Month LIBOR for such period was in fact determined on such Determination Date) plus 3.35%.

        Distributions in arrears for more than a quarterly period will bear interest thereon compounded quarterly at the Distribution Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes payments of Interest and any principal on the Debentures held by the Institutional Trustee unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. In the event that any date on which a Distribution is payable on this Capital Security is not a Business Day, then a payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any Distribution or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. The amount of interest payable for any Distribution Period will be calculated by applying the Coupon Rate to the principal amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360.

        "3-Month LIBOR" means the London interbank offered rate for three-month, U.S. dollar deposits determined by the Debenture Trustee in the following order of priority; provided, however, that prior to November 19, 2007, the 3-Month LIBOR shall not exceed 8.50%:

                (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the particular Determination Date (as defined below). "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollars deposits;

                (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the Determination Date, 3-Month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

                (4) if fewer than two such quotations are provided as requested in clause (3) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars of an amount equal or comparable to the aggregate liquidation amount of the Debentures as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations.

         If the rate for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

                (5) The Coupon Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

         "Determination Date" means the date that is two London Banking Days (i.e., a day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

         All percentages resulting from any calculations on the Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31. 2002. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarterly periods (each an "Extension Period") on the Debentures, subject to the conditions described below, although such interest would continue to accrue on the Debentures at an annual rate equal to the Distribution Rate compounded quarterly to the extent permitted by law during any Extension Period. No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period the Debenture Issuer shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.

         The Capital Securities shall be redeemable as provided in the Declaration.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee) and irrevocably appoints


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         agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

         Date:
               -----------------------------

         Signature:
                    ------------------------

         (Sign exactly as your name appears on the other side of this Capital Security Certificate)

         Signature Guarantee:(1)


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(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.